UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 15, 2006
                                (Date of Report)

                          MIDNIGHT HOLDINGS GROUP, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   33-22142                   55-0681106
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

                                 22600 HALL ROAD
                                    SUITE 205
                           CLINTON TOWNSHIP, MI 48036
                    (Address of principal executive offices)

                                 (586) 468-8741
              (Registrant's telephone number, including area code)

                               3872 ROCHESTER ROAD
                                 TROY, MI 48083
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM. 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM. 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM. 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

         On August 15, 2006, the Registrant entered into a Securities Purchase Agreement (the "Agreement") with a number of certain purchasers (whose identities are set forth in the Exhibits to this 8-K) (the "Purchasers") whereby the Purchasers agreed to purchase and the Registrant agreed to issue and sell, upon the terms and conditions set forth therein, (i) Callable Convertible Promissory Notes of the Registrant in the aggregate principal amount of Three Hundred Thousand Dollars ($300,000) (the "Notes"), convertible into shares of common stock, par value $.00005 per share, of the Registrant (the "Common Stock"), and (ii) Stock Purchase Warrants exercisable for an aggregate of Six Hundred Thousand (600,000) shares of Common Stock (the "Warrants"). Each Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

         Each of the Notes accrues interest at a rate of ten percent (10%) per annum and matures on August 15, 2009. Each of the Notes is convertible, at the option of the holder, into shares of Common Stock at a conversion ratio which reflects a discount to the average of the three lowest trading prices of the Common Stock for the 20 trading days immediately preceding conversion.

         Each of the Warrants is exercisable, at the option of the holder, for a period of five (5) years from the date of issuance, at an exercise price per share of Common Stock purchased equal to $0.04; provided, that if the Registrant defaults under an obligation to register the shares of Common Stock for which the Warrants are exercisable pursuant to the Securities Act at the time of exercise (as discussed below), the Warrants may be exercised on cashless basis.

         Contemporaneous with the execution and delivery of the Agreement, the parties thereto executed and delivered a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Registrant granted certain registration rights under the Securities Act with respect to the Common Stock issuable upon conversion of the Notes and exercise of the Warrants ("Conversion Shares"). The Registrant is under an obligation to register such Conversion Shares pursuant to the Securities Act within 45 days of the closing of the above-referenced transaction.

         The Registrant sold and issued the Notes and the Warrants in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated pursuant thereto. In relying on such exemption, the Registrant considered that the transaction was the result of non-public offering (for which no advertisements or solicitations were made) to an affiliated group of four "accredited investors", with sophistication in investments of the same type as the Securities, in an aggregate amount of only $300,000.

         In order to induce the Purchasers to purchase the Notes and the Warrants, the Registrant agreed to execute and deliver to the Purchasers (i) a Security Agreement, dated August 15, 2006, granting the Purchasers a security interest in the property of Registrant, and (ii) an Intellectual Property Security Agreement, dated August 15, 2006, granting the Purchasers a security interest in the intellectual property of the Registrant.


ITEM 8.01     OTHER INFORMATION.

The address of the Registrant's principal executive office has changed to 22600 Hall Road, Suite 205, Clinton Township, MI 48036 and the new telephone number is
(586) 468-8741.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

         4.1         Form of Common Stock Purchase Warrant

         10.1 Securities Purchase Agreement, dated as of August 15, 2006, by and among the Registrant and the Purchasers.

         10.2 Security Agreement, dated as of August 15, 2006, by and among the Registrant and the secured parties listed as signatories thereto.

         10.3 Intellectual Property Security Agreement, dated as of August 15, 2006, by and among the Registrant and the secured parties listed as signatories thereto.

         10.4 Registration Rights Agreement, dated as of August 15, 2006 by and among the Registrant and the Purchasers.

         10.5        Form of Callable Secured Convertible Note



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 15, 2006

                                    MIDNIGHT HOLDINGS GROUP, INC.


                                    By: /s/ Nicholas A. Cocco
                                    --------------------------------------------
                                    Name:  Nicholas A. Cocco
                                    Title: President and Chief Executive Officer